January 6, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549-7561

Dear Sirs/Madams:

We have read Universal Services Group, Inc’s statements included under Item 4.01 of its Form 8-K filed on January 6, 2009 and we agree with such statements concerning our firm.

Mahoney Cohen & Company, CPA, P.C.